Exhibit 1A-13

Own Your SHARE of Happy v a ll e y INVEST IN SCHOLAR’S STATE COLLEGE HOTELS. EARN DIVIDENDS. ENJOY EXCLUSIVE PERKS. Scholar Hospitality Holdings I, LLC | scholarhh.com | 1

This communication is being made pursuant to Rule 255 under Regulation A of the Securities Act of 1933, as amended, for the purpose of determining whether there is interest in a potential securities offering. No money or other consideration is being solicited or will be accepted, and no securities are being offered or sold, at this time. Offers to buy cannot be accepted and no part of the purchase price may be received until an offering statement on Form 1 - A has been filed with and qualified by the U.S. Securities and Exchange Commission. Any indication of interest may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance is given after the qualification date. An indication of interest does not constitute an offer to buy securities and does not obligate or commit any person to purchase securities or take any other action. If an offering statement is filed and qualified, a copy of the offering circular will be available at scholarhh . com , or may be obtained by contacting Gary Brandeis, Managing Member, Scholar Hospitality Holdings I, LLC, at scholarhh@scholarhotels . com . This offering is not affiliated with, sponsored by, or endorsed by The Pennsylvania State University (“Penn State”). Any references to Penn State or its community are for identification or descriptive purposes only. Penn State has not reviewed, approved, or endorsed this offering or the accuracy or completeness of any related materials, and makes no representations with respect thereto. Certain statements in this communication may be forward - looking statements and are based on current expectations and assumptions. Actual results may differ materially. The Company undertakes no obligation to update any forward - looking statements. This communication is provided for informational purposes only and does not constitute investment, legal, or tax advice. Prospective investors should consult their own advisors before making any investment decision. This communication is not directed to, and may not be accessed by, persons in any jurisdiction where such communications would be contrary to applicable law. Scholar Hospitality Holdings I, LLC | scholarhh.com | 2

WHO SCHOLAR IS A PREMIER OWNER AND OPERATOR OF HOTELS SERVING UNIVERSITY MARKETS. Scholar Hospitality Holdings I, LLC | scholarhh.com | 3 We have a REAL - ESTATE FIRST APPROACH , reinvesting in our properties to create destinations that provide exceptional guest experiences. Penn State University entrusted Scholar with the long - term ownership, renovation and operation of The Nittany Lion Inn and The Penn Stater Hotel.

O W N M O R E THAN GREAT MEMORIES Scholar is offering a limited number of Penn State enthusiasts the opportunity to invest in FOUR of our State College hotels, and ONE retail property . STARTING INVESTMENT $5,000 INVESTORS EARN DIVIDENDS AND ENJOY OWNERSHIP REWARDS . Scholar Hospitality Holdings I, LLC | scholarhh.com | 4

OWNERSHIP REWARDS Investors receive membership in the Scholar Owners Club and enjoy exclusive perks at all of Scholar’s SEVEN State College hotels. Benefits may include: PREFERRED RESERVATIONS ROOM UPGRADES AS AVAILABLE DINING DISCOUNTS ACCESS TO HIGH - DEMAND WEEKENDS ACCESS TO EXCLUSIVE INVESTOR EVENTS AT THE HOTELS INVESTOR OWNED HOTELS: • Hyatt Place State College • Scholar Hotel State College • Courtyard by Marriott • Residence Inn by Marriott OWNERS ENJOY BENEFITS AT: • The Nittany Lion Inn • Nittany Residence Club • The Penn Stater Hotel • Federal Taphouse Restaurant

OWNERS CLUB MEMBERSHIP TIERS There are two levels of membership based upon the amount invested. Tier 2 Legacy Investors receive enhanced ownership rewards. TIER 1 NITTANY INVESTOR $5,000 TIER 2 LEGACY INVESTOR $10,000 AND UP • Preferred Room & Dining Reservations • Room Upgrades as available • Dining Discounts • Access to High - demand Weekends • Access to Exclusive Investor Events All Tier 1 Benefits as well as: • Enhanced Dining Discounts • Earlier Access to High - demand Weekends • VIP Access to Exclusive Investor Events Benefits described on this slide are as of the date of this presentation and may be modified, changed, replaced, or

ACCESS TO ALL SCHOLAR HOTELS While not included in the investment offering, Owners Club Members will enjoy benefits at all of Scholar’s State College properties, including The Nittany Lion Inn , The Penn Stater Hotel , the Federal Taphouse and the new Nittany Residence Club condominium building currently under construction. Located on West Beaver Avenue, the Nittany Residence Club offers 70 spacious units ranging from 1 to 3 bedrooms. Many of these privately owned luxury condominiums will be available on a nightly rental basis through Scholar Hotels.

PRIME LOCATIONS THROUGHOUT HAPPY VALLEY Properties included in the Investment Offering and Scholar Owners Club: A. Hyatt Place State College B. Scholar Hotel State College C. Courtyard by Marriott D. Residence Inn by Marriott Additional Hotels included in the Scholar Owners Club Rewards Program: E. The Nittany Lion Inn F. Nittany Residence Club G. The Penn Stater Hotel & Conference Center G Penn State University Campus E B State College A F C D Scholar Hospitality Holdings I, LLC | scholarhh.com | 8

COLLEGE TOWNS ARE A GREAT PLACE TO Scholar Hospitality Holdings I, LLC | scholarhh.com | 9

ALUMNI / FAN LOYALTY = REPEAT GUESTS NEW ALUMNI, STUDENTS & PARENTS EACH YEAR RENEWS DEMAND HIGH TRAFFIC WEEKENDS DRIVE STRONG PERFORMANCE YEAR - ROUND ARTS & CULTURAL ACTIVITIES MAINTAIN DEMAND Scholar Hospitality Holdings I, LLC | scholarhh.com | 10

STATE COLLEGE VOTED #1 SMALL COLLEGE TOWN BY USA TODAY READERS A P R I L 2 0 2 6 Scholar Hospitality Holdings I, LLC | scholarhh.com | 11 .

PENN STATE WE ARE also Penn State enthusiasts — operating seven hotels and multiple restaurants serving the Penn State campus, employing many Penn State students and graduates, and partnering with the University to support a wide range of academic, community and NIL programs. Scholar Hospitality Holdings I, LLC | scholarhh.com | 12

EXPERIENCED LEADERS

All Scholar Hotels are managed by a **proven leadership team** with decades of hotel management and hospitality expertise.

We know how to create hotels that exceed guest expectations while also adding value for our investment partners.



Gary S. Brandeis

CEO

CPA and Penn State Smeal College of Business graduate. Began career in real estate in 1990. Hospitality investor, developer and manager since 2006.



Aditya (Addy) Maini

PRESIDENT

Managed luxury hotels and resorts throughout the US since 1997. Oversees Scholar Hotels assets, daily operations and financial performance.



alex hails

VP ASSET MANAGEMENT

Expertise in hospitality asset management, finance, acquisitions, accounting/reporting, investment fund administration and transaction underwriting.



Ronald Balle

VP SALES / MARKETING / REVENUE

Started hospitality career in 1993. Expertise in sales, marketing, increasing market share and revenue management.



Mahim Sharma

VP OPERATIONS

20+ years of hospitality management experience. Extensive leadership background; former Regional VP and GM with Hilton, IHG, and Landry's Inc.



Lauren Hanan

DIRECTOR OF MARKETING

20+ years of experience in marketing, communications, and brand development across hospitality, tourism, financial services, and construction industries.

Scholar Hospitality Holdings I, LLC | scholarhh.com | 13

“WE ARE TURNING THE KEYS OVER TO THE PEOPLE WHO ARE P A S S I O N A T E ABOUT THEIR UN I V E R S I T Y . ” - Gary Brandeis, CEO, Scholar Hotels Scholar Hospitality Holdings I, LLC | scholarhh.com | 14

YOUR INVESTMENT PORTFOLIO WILL INCLUDE 4 HOTELS AND 1 RETAIL PROPERTY SERVING PENN STATE UNIVERSITY. HOTEL ROOMS 10,000 SQUARE FEET OF CONFERENCE/MTG SPACE FOOD & BEVERAGE OUTLETS 47,000 SQUARE FEET OF RETAIL SPACE $25+ MILLION IN ANNUAL REVENUE 4 396

HYATT PLACE STATE COLLEGE S T A T E C O L L E G E , P A Scholar developed and built the new $ 55 M, 165 - guest room Hyatt Place Hotel in downtown State College . The Hotel is located within the 262 , 000 - square - foot Fraser Centre mixed - use development that includes the Federal Taphouse , ground floor retail and condominiums . The hotel began operation in 2017 . Just one block from the Penn State campus, the hotel offers unparalleled access to university events, athletic facilities, and the vibrant downtown area . Guests enjoy free breakfasts, food and drinks at the Placery restaurant, and an on - site business center . As part of our commitment to reinvestment in our real estate assets, Scholar completed a refresh of this property in 2026 to update guest rooms and finishes throughout the hotel . 165 Rooms Full - Service Restaurant 5,000 SF Conference Center Scholar Hospitality Holdings I, LLC | scholarhh.com | 16

FRASER CENTRE RETAIL S T A T E C O L L E G E , P A The Fraser Center Retail space is located on the ground floor of the Hyatt Place Hotel in State College . Opened in 2016 , this prime 50 , 000 - square - foot location is 100 % occupied under long - term leases by Target Department Store and Planet Fitness , both popular destinations within the State College community . This high - visibility store front space is at the busy intersection of Beaver Avenue and Fraser Street in the heart of downtown State College . It is a short walk from campus and steps away from off - campus student housing complexes . 50,000 SF retail TARGET DEPARTMENT STORE Planet - fitness gym Scholar Hospitality Holdings I, LLC | scholarhh.com | 17

TAPESTRY
COLLECTION
by Hilton™
SCHOLAR




BIG SPRING
SPIRITS

SCHOLAR HOTEL STATE COLLEGE

STATE COLLEGE, PA

Built in 1933, the Glennland Building is listed on the National Register of Historic Places. It housed the area's first residential elevator and first indoor pool, which the college and the community used for swimming lessons. The basement pool spurred the creation of the Penn State men's swim team in 1936 and was used for military training during World War II.

In 2020, the Scholar team completed a thoughtful redevelopment that transformed the landmark building into a 72-room Tapestry Collection by Hilton Extended Stay Hotel. Located on Beaver Avenue in the heart of State College just a short walk from campus, it features a full-service restaurant, outdoor dining patio, and tasting room operated by **Big Spring Spirits**. The former pool is now a 3,000 SF state-of-the-art Conference Center. The Scholar Hotel received a Preservation and Restoration Award from the Centre County Historical Society in 2021.

72 Rooms	Full-Service Restaurant	BIG SPRING SPIRITS tasting room	3,000 SF Conference Center

Scholar Hospitality Holdings I, LLC | scholarhh.com | 18

COURTYARD BY MARRIOTT STATE COLLEGE S T A T E C O L L E G E , P A Scholar acquired both the Courtyard by Marriott and its sister property, Residence Inn by Marriott, as a portfolio purchase from a passive investor group in July 2022 . Quickly after acquiring the hotels, Scholar revamped the overall management structure and implemented a number of strategies to reduce operating expenses and make the hotels more profitable . Scholar completed a full renovation of the property in 2024 . The Courtyard by Marriott offers easy access to the Penn State campus, local retail centers, and popular restaurants . Business travelers enjoy thoughtful amenities designed to support productivity, including free Wi - Fi, in - room workspaces, and convenient dining at The Bistro . Guests can also unwind with an indoor pool and a well - equipped fitness center . 78 Rooms lobby bistro & bar 500 SF Conference Center Scholar Hospitality Holdings I, LLC | scholarhh.com | 19

RESIDENCE INN BY MARRIOTT STATE COLLEGE S T A T E C O L L E G E , P A Situated across the street from the Courtyard by Marriott, the Residence Inn provides a complementary yet unique guest experience to its neighboring hotel . It offers all - suite accommodations with fully equipped kitchens, making it the perfect choice for extended stays, business travelers, and Penn State visitors . The hotel provides spacious comfort, a complimentary hot breakfast, and an ideal location just minutes from Penn State University . This hotel is slated to undergo extensive updates beginning in late 2026 through early 2027 to refresh the property, including new finishes and furnishings . 81 Rooms BREAKFAST KITCHEN Scholar Hospitality Holdings I, LLC | scholarhh.com | 20

OWNERS EARN DIVIDENDS OWNERS RECEIVE DIVIDEND PAYMENTS. ANNUAL DIVIDENDS PROJECTED BETWEEN 4 - 6% BASED UPON HISTORIC HOTEL PERFORMANCE.* Scholar Hospitality Holdings’ Manager will own 10% of the real estate portfolio. As a result, the interests of the investors, Manager, and the management team are aligned for success. *Past performance does not guarantee future results. Scholar Hospitality Holdings I, LLC | scholarhh.com | 21

SCHOLAR'S STATE COLLEGE HOTELS

OUTPERFORM MARKET COMPETITION

The four Scholar hotels included in this investment offering have consistently outperformed their State College competition. In 2025, the combined REVPAR (Revenue Per Available Room) for all **396 rooms** across all four properties was **42% higher than the market average for State College hotels.** REVPAR is a key indicator of a hotel's financial performance, combining occupancy and pricing data to assess how much revenue is generated per room per night.

+42% **2025 OUTPERFORMANCE vs MARKET**
Portfolio RevPAR premium vs State College market

$142 **2025 REVPAR (WEIGHTED AVERAGE)**
ADR $203 · Occupancy 69.9%

$128–$153 **2025 REVPAR RANGE**
Residence Inn - Tapestry Scholar

3-YEAR ADR BY PROPERTY

Room Rate | YE 2023–2025



$300
$200
$100
$0
$198 $199 $199
$162 $186 $183
$188 $202 $213
$188 $203 $209
Courtyard
Residence Inn
Hyatt Place
Tapestry Scholar
2023 2024 2025

% ABOVE MARKET AVERAGE (REVPAR)

Portfolio RevPAR Premium Over The State College Comp Set | YE 2023–2025



60%
40%
20%
0%
+29% +47% +56%
+25% +35% +45%
+33% +33% +34%
+14% +23% +27%
Courtyard
Residence Inn
Hyatt Place
Tapestry Scholar
2023 2024 2025

Sources: Property-Level STR STAR Reports (Dec 2023, Dec 2024, Dec 2025) —Courtyard, Residence Inn, Hyatt Place, Tapestry Scholar

KEY TERMS:

RevPAR - Revenue Per Available Room

ADR – Average Daily Rate

**Past performance does not guarantee future results.*

Scholar Hospitality Holdings I, LLC | scholarhh.com | 22

CONSOLIDATED FINANCIAL PERFORMANCE PROJECTIONS 2027 - 2036 The 10 - year Consolidated Financial Proforma for all four hotels and the retail space project steady revenue growth and increasing rates of equity return.* $35 M $30 M $25 M $20 M $15 M Detailed historical and forward - looking financial information is available in the investor disclosure documents on the Scholar Hospitality Holdings website. $10 M $5 M $0 M 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 Invested LP Equity Return – Returns based on the specific amount of capital needed to acquire the 5 identified properties. $75M Capital – Returns based on the maximum allowed capital raise and no further investment of the additional capital. Additional investments or the paydown of existing debt may increase these amounts. Invested LP Equity Return 5.9% 6.3% 6.7% 5.3% 5.7% 6.2% 6.6% 7.1% 7.5% 7.9% $75M Capital Raised LP Equity Return 5.0% 5.4% 5.7% 4.5% 4.8% 5.2% 5.6% 6.0% 6.3% 6.7%

*Past performance does not guarantee future results. Scholar Hospitality Holdings I, LLC | scholarhh.com | 23

THIS IS AN INVESTMENT BUILT ON CONNECTION… DRIVEN BY PERFORMANCE… AND ROOTED IN A PLACE THAT PEOPLE RETURN TO AGAIN AND AGAIN. Scholar Hospitality Holdings I, LLC | scholarhh.com | 24

Own your share of Happy Valley. T a k e the next step to join the club. Go to scholarhh.com for more information and to register for the formal investor documents.